EXHIBIT (h)(2)


                     FUND ADMINISTRATION SERVICING AGREEMENT


         THIS AGREEMENT is made and entered into as of this 31st day of December, 1999, by and between The Jundt Growth Fund, Inc. ("JGF"), Jundt Funds, Inc. ("JFI") and American Eagle Funds, Inc. ("AEF"), each a corporation organized under the laws of the State of Minnesota (each a "Company"), and Firstar Mutual Fund Services, LLC, a limited liability company organized under the laws of the State of Wisconsin (hereinafter referred to as "FMFS").

        WHEREAS, each Company is an open-end investment management company registered under the Investment Company Act of 1940, as amended (the "1940 Act");

         WHEREAS, FMFS is in the business of providing, among other things, mutual fund administration services to investment companies; and

         WHEREAS, each Company desires to retain FMFS to provide mutual fund administration services to each fund of the Company (each a "Fund") listed on Exhibit A attached hereto, as it may be amended from time to time.

         NOW, THEREFORE, in consideration of the mutual agreements herein made, each Company and FMFS agree as follows:

1.       APPOINTMENT OF ADMINISTRATOR

         Each Company hereby appoints FMFS as Administrator of the Company on the terms and conditions set forth in this Agreement, and FMFS hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement in consideration of the compensation provided for herein.

2.       DUTIES AND RESPONSIBILITIES OF FMFS

         A.    General Fund Management

               1. Acting as liaison among all service providers to each Company;

               2.   Supplying to each Fund:

                    a.    Corporate secretarial services, if required;
                    b. Office facilities and data processing facilities (which may be in FMFS's or its affiliate's own offices);
                    c. Non-investment-related statistical and research data as needed.

               3.   Assisting independent legal counsel with board communication by:

                    a. Preparing materials at the request of the board of directors of each Company based on financial and administrative data;
                    b. Making reports to the board of directors of each Company evaluating the performance of independent auditors, the custodian, sub-custodian, transfer agent, dividend disbursing agent and dividend reinvestment plan agents, among others;

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                    c.    Securing and monitoring fidelity bond and director and
                          officer liability coverage, and making the necessary Securities and Exchange Commission ("SEC") filings relating thereto;
                    d. Recommending dividend declarations to the board of directors of each Company, preparing and distributing to appropriate parties notices announcing declaration of dividends and other distributions to shareholders;
                    e. Providing personnel to serve as officers of each Company if so elected by the board of directors and attending board of directors meetings in order to present such materials for its review.

               4.   Assisting each Fund with Independent Audits:

                    a. Preparing appropriate schedules and assisting independent auditors;
                    b. Providing information to the SEC and facilitating audit process;
                    c.    Providing office facilities to independent auditors.

               5.   Assisting in overall operations of the each Fund.

               6. Arranging for payment of each Company's and each Fund's expenses upon written authorization from such Company.

               7. Responding to inquiries from each Fund's shareholders and/or monitoring arrangements under shareholder services agreements or similar plans.

         B.    Compliance

               1.   Regulatory Compliance

                    a. Monitoring compliance with 1940 Act requirements, including without limitation: 1) Asset diversification tests; 2) Total return and SEC yield calculations; 3) Maintenance of books and records under Rule 31a-3; 4) Code of Ethics for the disinterested directors of each Company;
                    b. Monitoring each Fund's compliance with the policies and investment limitations as set forth in its prospectus and statement of additional information;
                    c. Maintaining awareness of applicable regulatory and operational service issues and recommending dispositions.

               2.   Blue Sky Compliance

                    a. Preparing and filing with the appropriate state securities authorities any and all required compliance filings relating to the registration of the securities of each Fund so as to enable the Fund to make a continuous offering of its shares in all states;
                    b. Monitoring status and maintaining registrations in each state
                    c. Providing information regarding material developments in state securities regulation

               3.   SEC Registration and Reporting

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                    a.    Assisting each Fund in updating its prospectus and
                          statement of additional information and in preparing proxy statements and Rule 24f-2 notices;
                    b. Preparing and filing annual and semiannual reports, Form N-SAR filings and Rule 24f-2 notices;
                    c. Coordinating the printing, filing and mailing of publicly disseminated prospectuses and reports;
                    d.    Preparing and filing fidelity bond under Rule 17g-1;
                    e.    Preparing and filing shareholder reports under Rule
                          30b2-1;
                    f. Monitoring sales of each Fund's shares and ensuring that such shares are properly registered with the SEC and the appropriate state authorities;

                    g.    Preparing and filing Rule 24f-2 notices.

               4.   Internal Revenue Service Compliance

                    a. Monitoring each Fund's status as a regulated investment company under Subchapter M, including without limitation, review of the following:

                          1)   Asset diversification requirements;
                          2)   Qualifying income requirements;
                          3)   Distribution requirements;

                    b. Calculating each Fund's required distributions (including excise tax distributions);

         C.    Financial Reporting

               1. Maintaining and keeping certain books and records of each Company and each Fund;
               2. Calculating and publishing, or arranging for the calculation and publication, of the net asset value of each Fund's shares;
               3. Providing financial data required by each Fund's prospectus and statement of additional information;
               4. Preparing financial reports for officers, shareholders, tax authorities, performance reporting companies, each Company's board of directors, the SEC, and independent auditors;
               5. Assisting and supervising each Fund's custodian and accountants in the maintenance of the Fund's general ledger and in the preparation of the Fund's financial statements, including oversight of expense accruals and payments and declaration and payment of dividends and other distributions to shareholders;
               6. Computing the yield, total return, portfolio turnover rate and expense ratio of each class of each Fund;
               7. Monitoring the expense accruals and notifying each Company's management of any proposed adjustments;
               8. Preparing monthly financial statements, which will include without limitation the following items:

                          a.   Schedule of Investments
                          b.   Statement of Assets and Liabilities
                          c.   Statement of Operations
                          d.   Statement of Changes in Net Assets

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                          e.   Cash Statement
                          f.   Schedule of Capital Gains and Losses
               9. Preparing quarterly broker security transaction summaries for each Fund.

         D.    Tax Reporting

               1. Preparing and filing on a timely basis appropriate federal and state tax returns including, without limitation, Forms 1120/8610 with any necessary schedules for each Fund;
               2. Preparing state income breakdowns where relevant for each Fund;
               3. Preparing and filing Form 1099 Miscellaneous for payments to directors and other service providers for each Fund;
               4.   Monitoring wash losses for each Fund;
               5. Calculating eligible dividend income for corporate shareholders for each Fund.

3.       COMPENSATION

               FMFS shall be compensated for providing the services set forth in this Agreement in accordance with the Fee Schedule attached hereto as Exhibit A and as may be mutually agreed upon and amended from time to time. Each Company agrees to promptly pay all fees and reimbursable expenses following the receipt of the billing notice.

4.       PERFORMANCE OF SERVICE; LIMITATION OF LIABILITY

               A. FMFS shall exercise reasonable care in the performance of its duties under this Agreement. FMFS shall not be liable for any error of judgment or mistake of law or for any loss suffered by a Company, except a loss relating to FMFS's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence, or willful misconduct.

                     Each Company shall indemnify and hold harmless FMFS from and against any and all claims, demands, losses, expenses, and liabilities (including reasonable attorneys' fees) resulting from the negligence of the Company (unless contributed to by FMFS' refusal or failure to comply with this Agreement, negligence, bad faith or willful misconduct) or resulting from FMFS' reasonable reliance upon any written or oral instruction provided to FMFS by a duly authorized officer of the Company (and included in a list of authorized officers furnished to FMFS as amended from time to time in writing by resolution of the board of directors of the Company).

                     FMFS shall indemnify and hold each Company harmless from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys' fees) which the Company may sustain or incur or which may be asserted against the Company by any person arising out of any action taken or omitted to be taken by FMFS as a result of FMFS's refusal or failure to comply with the terms of this Agreement, its bad faith, negligence, or willful misconduct.

                     In the event of a mechanical breakdown or failure of communication or power supplies, FMFS shall take all reasonable steps to minimize service interruptions for any period that such interruption continues. FMFS will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of FMFS.

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         FMFS agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of each Company shall be entitled to inspect FMFS's premises and operating capabilities at any time during regular business hours of FMFS, upon reasonable notice to FMFS.

                     Regardless of the above, FMFS reserves the right to reprocess and correct administrative errors at its own expense.

               B. Upon the assertion of a claim for indemnification the indemnitor shall be fully and promptly advised of all pertinent facts concerning the claim; provided, however, that failure by the indemnitee to advise the indemnitor shall not relieve the indemnitor of any liability hereunder which it may have to the indemnitee. The indemnitor shall have the option to participate in the defense of the indemnitee against any claim, or to defend against the claim in its own name or in the name of the indemnitee through counsel acceptable to the indemnitee. The indemnitee shall in no case confess any claim or make any compromise in any case in which the indemnitor will be asked to indemnify the indemnitee except with the indemnitor's prior written consent.

5.       PROPRIETARY AND CONFIDENTIAL INFORMATION

               FMFS agrees on behalf of itself and its directors, officers and employees to treat confidentially and as proprietary information of each Company, all records and other information related to the Company and the Company's prior, present or potential shareholders (and clients of such shareholders), and not to use such records and other information for any purpose other than the performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing from the Company, or as may be required by law.

6.       TERM OF AGREEMENT

               This Agreement shall become effective as of the date hereof with respect to AEF and on or about March 1, 2000 (with the parties to agree upon the exact effective date) with respect to JGF and JFI and, unless sooner terminated as provided herein, shall continue, subject to board of directors approval, in effect for successive annual periods. This Agreement may be terminated by any party to this Agreement upon giving ninety (90) days prior written notice to the other parties or such shorter period as is mutually agreed upon by the parties.

7.       RECORDS

               FMFS shall keep records relating to the services to be performed hereunder, in the form and manner, and for such period as it may deem advisable and is agreeable to each Company and in accordance with
         Section 31 of the 1940 Act and other rules and regulations of governmental or regulatory authorities. FMFS agrees that all such records prepared or maintained by FMFS relating to the services to be performed by FMFS hereunder are the property of each Company and will be preserved, maintained, and made available in accordance with such section and rules of the 1940 Act and will be promptly surrendered to each Company on and in accordance with its request.

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8.       GOVERNING LAW

               This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of Wisconsin without reference to the choice of laws principles thereof. However, nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or regulation promulgated by the SEC thereunder.

9.       DUTIES IN THE EVENT OF TERMINATION

               In the event of termination of this Agreement, a successor to any of FMFS's duties or responsibilities hereunder maybe designated by each Company by written notice to FMFS. FMFS will promptly upon such notice, transfer to such successor all relevant books, records, correspondence and other data kept or maintained by FMFS under this Agreement in a form reasonably acceptable to the Company, and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from FMFS's personnel in the establishment of books, records and other data by such successor. Should the Agreement be terminated by the action of a Company, such Company shall bear all reasonable costs incurred by FMFS and associated with the transfer of records and other materials to its successor.

10.      NO AGENCY RELATIONSHIP

               Nothing herein contained shall be deemed to authorize or empower FMFS to act as agent for the other party to this Agreement, or to conduct business in the name of, or for the account of the other party to this Agreement.

11.      DATA NECESSARY TO PERFORM SERVICES

               Each Company or its agent, which may be FMFS, shall furnish to FMFS the data necessary to perform the services described herein at times and in such form as mutually agreed upon. If FMFS is also acting in another capacity for any Company, nothing herein shall be deemed to relieve FMFS of any of its obligations in such capacity.

12.      NOTICES

               Notices of any kind to be given by either party to the other party shall be in writing and shall be duly given if mailed or delivered as follows:

Notice to FMFS shall be sent to:
               Firstar Mutual Fund Services, LLC
               Attn:  Julie Paulus
               615 East Michigan Street
               Milwaukee, WI 53202

Notice to each Company shall be sent to:
               Jundt Associates, Inc.
               Attn:  Jon Essen
               1550 Utica Avenue South, Suite 950
               Minneapolis, MN 55416

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer or one or more counterparts as of the day and year first written above.



THE JUNDT GROWTH FUND, INC.            FIRSTAR MUTUAL FUND SERVICES, LLC


By:______________________________             By: ______________________________


Attest:__________________________             Attest:___________________________


JUNDT FUNDS, INC.


By:______________________________


Attest:__________________________


AMERICAN EAGLE FUNDS, INC.


By:______________________________


Attest:__________________________

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                       FUND ADMINISTRATION AND COMPLIANCE
                               ANNUAL FEE SCHEDULE

                                                                       EXHIBIT A


                NAME OF SERIES                            APPROXIMATE DATE ADDED
                --------------                            ----------------------
   Jundt Growth Fund, Inc.                                        3/1/00
          Jundt Growth Fund (Class A, B, C, I)
   Jundt Funds, Inc.                                              3/1/00
          Jundt Opportunity Fund (Class A, B, C, I)
          Jundt Twenty-Five Fund (Class A, B, C, I)
          Jundt U. S. Emerging Growth Fund (Class A, B, C, I)
   American Eagle Funds, Inc.                                     12/31/99
          American Eagle Capital Appreciation Fund
          American Eagle Twenty Fund

Jundt Growth Fund and Jundt Funds (4 classes each Fund)
Annual fee based upon each Fund's net assets:
     11 basis points on the first $200 million in net assets
     9 basis points on the next $500 million in net assets
     7 basis points on the balance
     Minimum annual fee: $45,000 per Fund

American Eagle Funds (1 Class, No-Load)
Annual fee based upon each Fund's net assets:
     6 basis points on the first $200 million in net assets
     5 basis points on the next $500 million in net assets
     3 basis points on the balance
     Minimum annual fee:
              $20,000 per Fund year 1
              $25,000 per Fund year 2
              $30,000 per Fund year 3

Extraordinary services quoted separately.

Plus reasonable out-of-pocket expense reimbursements, including but not limited to:
                  Postage
                  Programming
                  Stationery
                  Proxies
                  Insurance
                  Retention of records
                  Special reports
                  Federal and state regulatory filing fees
                  Certain insurance premiums
                  Expenses from board of directors meetings
                  Auditing and legal expenses

Fees and reasonable out-of-pocket expense reimbursements are billed to the each Fund monthly.